UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ibere Pharmaceuticals

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1564986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)

2005 Market Street, Suite 2030, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	New York Stock Exchange
Class A ordinary share, par value $0.0001	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333 - 252863     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants to purchase shares of Class A ordinary shares of Ibere Pharmaceuticals, a Cayman Islands exempted company (the “Company”). The description of the units, Class A ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-252863) initially filed with the U.S. Securities and Exchange Commission on February 9, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ibere Pharmaceuticals

By:	/s/ Osagie Imasogie
Name:	Osagie Imasogie
Titile:	Chief Executive Officer